UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35026	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20 East Carrillo Street, 2nd Floor Santa Barbara, California		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the Compensation Oversight Committee (the “Committee”) of the Board of Directors of Pacific Capital Bancorp (the “Company”) approved the 2011 Annual Incentive Plan (the “Plan”). The Plan is a cash-based performance incentive program designed to enhance stockholder value by rewarding eligible employees for providing outstanding services to the Company and by linking the overall compensation of such employees to performance objectives designed to enhance the Company’s long-term financial success. Under the Plan, each Plan participant will be assigned a threshold, target and maximum incentive award level, expressed as a percentage of base salary. The payment amount, if any, of an incentive award to each Plan participant will be determined based on the achievement of specified levels of corporate, department and/or individual performance objectives. The performance objectives for each Plan participant will be established each fiscal year based on criteria such as pre-tax income, efficiency ratio, total revenue, revenue growth, net income, earnings, earnings growth, earnings per share, stock price, cash flow, total deposits, deposit growth, fee income, non-interest income, investment services earnings, investment services revenue, wealth management earnings, wealth management revenue, total loans, loan growth, loan charge offs, new trust assets, new trust fees, nonperforming assets to assets ratio, return on assets, return on equity, assets under management, trust earnings, trust growth, trust revenue and customer satisfaction.

For 2011, the Committee approved threshold, target and maximum incentive award levels and performance objectives for the Company’s executive officers. The target, threshold and maximum percentage of base salary payable as an incentive award for these executive officers range from 10% to 30%, 20% to 60% and 30% to 90%, respectively. In each case, 80% of these incentive awards will be based on the Company’s achievement of performance targets with respect to pre-tax income and efficiency ratio and 20% will be attributable to each such officer’s individual performance.

The Committee has the discretion to reduce or eliminate any payment of an incentive award contemplated by the Plan or otherwise determined with respect to a Plan participant, and to adjust or discontinue or amend the Plan at any time. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Pacific Capital Bancorp 2011 Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

March 8, 2011	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Pacific Capital Bancorp 2011 Annual Incentive Plan.